                                  EXHIBIT 99.1

                                TABLE OF CONTENTS

                                                                                        PAGE NO.
                                                                                        --------
Condensed Consolidated Balance Sheets as of March 31, 1998 and
  December 31, 1997.................................................................        5

Condensed Consolidated Statements of Income for the three months ended
  March 31, 1998 and 1997...........................................................        6

Condensed Consolidated Statements of Cash Flows for the three months
  ended March 31, 1998 and 1997.....................................................        7

Notes to Condensed Consolidated Financial Statements................................        8

                           BRISTOL HOTEL ASSET COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 1998 AND DECEMBER 31, 1997
                             (Dollars in Thousands)

                                                                     March 31,    December 31,
                                                                        1998           1997
                                                                    ----------    ------------
                                         ASSETS                     (Unaudited)
                                         ------
Current assets
    Cash and cash equivalents ....................................  $   79,158     $   85,996
    Accounts receivable (net of allowance of $2,178 and $2,255) ..      34,767         29,675
    Inventory ....................................................       8,264          8,140
    Deposits and other current assets ............................      10,343          9,271
                                                                    ----------     ----------
               Total current assets ..............................     132,532        133,082

Property and equipment (net of accumulated depreciation
   of $87,880 and $75,925) .......................................   1,435,878      1,406,776

Other assets
    Restricted cash ..............................................       8,178          9,662
    Goodwill (net of accumulated amortization of
       $1,198 and $868) ..........................................      51,333         51,705
    Investments in joint ventures, net ...........................       8,257          8,101
    Deferred charges and other non-current assets, net ...........      12,546         13,124
                                                                    ----------     ----------

               Total assets ......................................  $1,648,724     $1,622,450
                                                                    ==========     ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Current portion of long-term debt ............................  $    7,699     $    8,137
    Accounts payable and accrued expenses ........................      44,608         33,826
    Accrued property, sales and use taxes ........................      13,151         15,880
    Accrued insurance reserves ...................................      10,773          9,530
                                                                    ----------     ----------
               Total current liabilities .........................      76,231         67,373

Long-term debt, excluding current portion ........................     664,354        666,312
Deferred income taxes ............................................     241,718        240,497
Other liabilities ................................................       2,693          2,702
                                                                    ----------     ----------
               Total liabilities .................................     984,996        976,884
                                                                    ----------     ----------

Additional paid-in capital .......................................     597,126        590,995
Foreign currency translation adjustment ..........................         406            286
Retained earnings ................................................      66,196         54,285
                                                                    ----------     ----------
               Total stockholder's equity ........................     663,728        645,566
                                                                    ----------     ----------

               Total liabilities and stockholder's equity ........  $1,648,724     $1,622,450
                                                                    ==========     ==========





     See accompanying Notes to Condensed Consolidated Financial Statements.

                           BRISTOL HOTEL ASSET COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                            (Unaudited, in thousands)



                                                   March 31,
                                           ------------------------
                                              1998           1997
                                           ---------      ---------
REVENUE
    Rooms ...............................  $ 117,905      $  41,731
    Food and beverage ...................     27,620         12,475
    Management fees .....................        887             85
    Other ...............................      8,539          3,970
                                           ---------      ---------
               Total revenue ............    154,951         58,261
                                           ---------      ---------

OPERATING COSTS AND EXPENSES
    Departmental expenses:
        Rooms ...........................     32,680          9,888
        Food and beverage ...............     20,715          8,410
        Other ...........................      2,409          1,207
    Undistributed operating expenses:
        Administrative and general ......     15,342          5,116
        Marketing .......................     10,984          3,837
        Property occupancy costs ........     23,793          8,326
        Depreciation and amortization ...     12,114          5,164
        Corporate expense ...............      6,290          3,012
                                           ---------      ---------
Operating income ........................     30,624         13,301

Other (income) expense:
    Interest expense ....................     11,215          3,987
    Equity in income of joint ventures ..       (442)            --
                                           ---------      ---------
Income before income taxes ..............     19,851          9,314

Provision for income taxes ..............      7,940          3,465
                                           ---------      ---------

Net income ..............................  $  11,911      $   5,849
                                           =========      =========




     See accompanying Notes to Condensed Consolidated Financial Statements.

                           BRISTOL HOTEL ASSET COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                            (Unaudited, in thousands)


                                                                         March 31,
                                                                  ----------------------
                                                                    1998          1997
                                                                  --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income .................................................  $ 11,911      $  5,849
    Adjustment to reconcile net income to net cash
       provided by operating activities:
        Depreciation and amortization ..........................    12,114         5,164
        Amortization of deferred financing costs
           and other non-current assets ........................     1,143           273
        Equity in joint ventures ...............................      (442)           --
        Non-cash portion of foreign currency translation .......       120            --
    Changes in working capital .................................     2,961        (7,735)
    Increase in advance deposits ...............................       714           286
    (Increase) decrease in restricted cash .....................     1,484          (190)
    Provision for deferred income taxes ........................     1,221           624
    Decrease in other liabilities ..............................        (9)       (1,062)
                                                                  --------      --------

               Cash provided by operating activities ...........    31,217         3,209
                                                                  --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Improvements to property and equipment .....................   (41,057)       (6,156)
    Purchase of property and equipment .........................        --       (35,000)
                                                                  --------      --------
               Cash used in investing activities ...............   (41,057)      (41,156)
                                                                  --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Parent Company ...............................     6,133         3,546
    Repayments of long-term debt ...............................    (2,396)       (1,770)
    Proceeds from senior term facility .........................        --        41,200
    Increase in deferred charges and other non-current assets ..      (735)       (3,716)
                                                                  --------      --------

               Cash provided by financing activities ...........     3,002        39,260
                                                                  --------      --------

Net increase (decrease) in cash and cash equivalents ...........    (6,838)        1,313

Cash and cash equivalents at beginning of period ...............    85,996         4,666
                                                                  --------      --------

Cash and cash equivalents at end of period .....................  $ 79,158      $  5,979
                                                                  ========      ========



     See accompanying Notes to Condensed Consolidated Financial Statements.

                           BRISTOL HOTEL ASSET COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



1.       BASIS OF PRESENTATION

         The Company is a Delaware corporation which began operations on December 18, 1995 by issuing 1,000 shares of common stock ($.01 par value) to the Parent Company at $1.00 per share in exchange for the Parent Company's investment in certain subsidiaries. At March 31, 1998, the Company owned 84 hotels and managed an additional eight hotels, one of which is owned by a joint venture in which the Company owns a 50% interest.

         The Parent Company is a Delaware corporation which began operations in February 1995 after the acquisitions of Harvey Hotel Company, Ltd. and its subsidiaries and United Inns, Inc. At March 31, 1998, the Parent Company owned 86 hotels and managed 15 additional hotels, two of which are owned by joint ventures in which the Parent Company owns a 50% interest. The Parent Company acquired the ownership and/or management of 60 of these properties on April 28, 1997 (the "Holiday Inn Acquisition"). The Parent Company rather than the Company, is the obligor on the $70 million, 11.22% Senior Secured Notes due 2000 (the "Senior Notes").

         The operating results of the Company are substantially the operating results of the Parent Company for the related period; therefore, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Parent Company's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.






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



                           BRISTOL HOTEL ASSET COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



1.      BASIS OF PRESENTATION (CONTINUED)

         The condensed consolidated balance sheet at December 31, 1997 has been derived from the audited balance sheet at that date. The condensed consolidated balance sheet at March 31, 1998, the condensed consolidated statements of income for the three months ended March 31, 1998 and 1997, and the condensed consolidated statements of cash flow for the three months ended March 31, 1998 and 1997 have been prepared by the Company and are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly, in all material respects, the financial position of the Company as of March 31, 1998, the results of operations for the three months ended March 31, 1998 and 1997, and cash flows for the three months ended March 31, 1998 and 1997 have been made. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2.       COMMITMENTS AND CONTINGENCIES

         The Company is a guarantor of the $70 million Senior Notes of the Parent Company. At March 31, 1998, there was $30 million outstanding on the Senior Notes.

         On April 14, 1998, the Parent Company gave notice to the trustee of the Senior Notes of its intention to redeem all of the outstanding Senior Notes on June 15, 1998, and on May 11, 1998, deposited into escrow the redemption amount.

3.       PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma financial data give effect to the Holiday Inn Acquisition and related debt refinancings as if each event had occurred on January 1, 1997. The pro forma financial data are presented for illustrative purposes only and do not purport to be indicative of the results that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or that may be obtained in the future.

                                                  Three Months Ended
                                                    March 31, 1997
                                                  ------------------
                                                (dollars in thousands)
                    Total revenues                   $  147,389
                    Net income                       $    8,983

4.       PROPOSED MERGER WITH FELCOR SUITE HOTELS, INC.

         On March 24, 1998, the Parent Company announced a proposed merger with FelCor Suite Hotels, Inc. ("FelCor"), subject to approval by shareholders of both companies. Under the terms of the proposed merger (the "FelCor Merger"), FelCor will acquire the real estate holdings and assume the associated debt of the Parent Company and its subsidiaries in return for 31.7 million shares of newly issued FelCor stock. Prior to the FelCor Merger, the Parent Company will spin-off, as a





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



                           BRISTOL HOTEL ASSET COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



4.       PROPOSED MERGER WITH FELCOR SUITE HOTELS, INC.  (CONTINUED)

         taxable dividend, its hotel operating business as a separate publicly traded hotel operating company to be known as Bristol Hotels & Resorts ("New Bristol"). The spin-off will be followed by the merger of the Parent Company into FelCor, with FelCor acquiring all of Bristol's remaining assets, including its 110 owned hotels (giving effect to acquisitions closed subsequent to quarter end).

         Each of the Parent Company's hotels acquired by FelCor in the merger will be leased to and operated by New Bristol. The merged company, which will be renamed FelCor Lodging Trust, Ltd., will be the largest non-paired share lodging REIT and New Bristol will be the largest independent hotel operating company in the U.S. The two companies will be separately owned and managed, but are expected to work together in the acquisition and leasing of additional hotels.

5.       SUBSEQUENT EVENTS

         On April 21, 1998, the Parent Company entered into an interim credit facility with FelCor (the "FelCor Facility") pursuant to which the Company can borrow up to $120 million to fund acquisitions, redevelopment costs and other corporate purposes. The FelCor Facility bears interest at a rate of LIBOR plus 2% and will mature on December 31, 2003.

         On May 11, 1998, the Company refinanced its existing $455 million loan from Nomura Asset Capital Corporation and Bankers Trust Company with a new $455 million loan from Bankers Trust Company (the "BT Loan"). The BT Loan is secured by a pledge of stock in the Company and its subsidiaries, bears interest at LIBOR plus 1-3/4% and matures on May 11, 2001. The Company incurred approximately $34 million in yield maintenance costs and prepayment penalties related to the payoff of the existing facility, which, along with approximately $6.8 million of deferred financing charges, will be recognized as an extraordinary loss in the second quarter of 1998.





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